UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2023
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois	60077
(Address of principal executive offices)	(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LNZA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	LNZAW	The Nasdaq Stock Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Event.
On May 3, 2023, LanzaTech Global, Inc. (Nasdaq: LNZA), announced that Aura Cuellar has joined as Executive Vice President of Growth and Strategic Projects. Prior to joining LanzaTech, Ms. Cuellar served as Vice President of Energy Transition for Shell plc in the United States from July 2021 to April 2023. During her 24-year tenure at Shell, Ms. Cuellar held various senior executive global roles including Head of Projects and Turnarounds in The Netherlands from July 2016 to December 2019. Ms. Cuellar has extensive experience in the chemical and refinery industry and a track record of strategy development and implementation, establishment of strategic commercial partnerships that create sustainable revenue pipelines and extensive profit and loss responsibility. Ms. Cuellar also serves as Honorary Consul to the Kingdom of The Netherlands in Houston. Ms. Cuellar holds a B.S. in Environmental and Civil Engineering from Seattle University and an MBA from Western Washington University.
A copy of a press release dated May 3, 2023 announcing Cuellar’s appointment is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Aura Cuellar Appointment Press Release, May 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 3, 2023

LANZATECH GLOBAL, INC.

By:	/s/ Joseph Blasko
Name:	Joseph Blasko
Title:	General Counsel and Corporate Secretary
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